As filed with the Securities and Exchange Commission on March 10, 2006
Registration No. 333-132297

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

U.S. Bancorp	Delaware	41-0255900
USB Capital IX	Delaware	20-6524064
(Exact name of registrant	(State or other jurisdiction	(I.R.S. Employer
as specified in its charter)	of incorporation or organization)	Identification No.)

800 Nicollet Mall	Lee R. Mitau, Esq.
Minneapolis, Minnesota 55402-4302	800 Nicollet Mall
(651) 466-3000	Minneapolis, Minnesota 55402-4302
(Address, including zip code, and telephone number,	(651) 466-3000
including area code, of registrant’s principal	(Name, address and telephone number,
executive offices)	including area code, of agent for service)
Copy to:

James J. Barresi, Esq. Squire, Sanders & Dempsey L.L.P. 312 Walnut Street, Suite 3500 Cincinnati, Ohio 45202-4036 (513) 361-1200	Mark J. Welshimer, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004-2498 (212) 558-4000
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☑
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered (1)	Registered	Per Unit	Offering Price	Fee
Fixed-to-Floating Rate Normal Income Trust Securities (“ITS”) of USB Capital IX	(2)	$(2)	$(2)	$(2)
Stripped ITS of USB Capital IX	(2)	(2)	(2)	(2)
Capital ITS of USB Capital IX	(2)	(2)	(2)	(2)
Junior Subordinated Notes of U.S. Bancorp	$(2)	$(2)	$(2)	$(2)
Debentures of U.S. Bancorp	(2)	(2)	(2)	(2)
Stock Purchase Contracts of U.S. Bancorp	(2)	(2)	(2)	(2)
Preferred Stock of U.S. Bancorp	(2)	(2)	(2)	(2)
Guarantees of payment on trust preferred securities by U.S. Bancorp	(2)	(2)(3)	(2)(3)	(2)
Senior Notes of U.S. Bancorp	(2)	(2)	(2)	(2)
Subordinated Notes of U.S. Bancorp	(2)	(2)	(2)	(2)
Common Stock of U.S. Bancorp	(2)	(2)	(2)	(2)
Depositary Shares of U.S. Bancorp	(2)	(2)	(2)	(2)
Debt Warrants of U.S. Bancorp	(2)	(2)(4)	(2)(4)	(2)
Equity Warrants of U.S. Bancorp	(2)	(2)(5)	(2)(5)	(2)
Units of U.S. Bancorp	(2)	(2)(6)	(2)(6)	(2)
Total:				$(2)

(footnotes on next page)

(1)	The securities of each class may be offered and sold by the Registrants and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrant or from one or more underwriters, dealers or agents.

(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(3)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due for guarantees.

(4)	Debt Warrants will represent rights to purchase debt securities registered hereby. Because the Debt Warrants will provide a right only to purchase the debt securities offered hereunder, no additional registration fee is required for the Debt Warrants.

(5)	Equity Warrants will represent rights to purchase equity securities registered hereby. Because the Equity Warrants will provide a right only to purchase the equity securities offered hereunder, no additional registration fee is required for the Equity Warrants.

(6)	Any registered securities may be sold separately or as Units with other registered securities. Units may consist of two or more securities in any combination, which may or may not be separable from one another. Each Unit will be issued under a unit agreement. Because Units will consist of securities registered hereunder, no additional registration fee is required for the Units.

Explanatory Note
     This Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-132297) is being filed by U.S. Bancorp for the purpose of (i) adding USB Capital IX, a statutory trust formed under the laws of the State of Delaware (the “Trust”), as an issuer and co-registrant to the Registration Statement hereunder, (ii) adding additional classes of securities of the Trust to the Registration Statement as described in the accompanying prospectus, (iii) updating the information in Part II with respect to the addition of the Trust and the additional classes of securities referenced herein, and (iv) filing additional exhibits to the Registration Statement. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

  PROSPECTUS
U.S. Bancorp
800 Nicollet Mall
Minneapolis, Minnesota 55402
(651) 466-3000
U.S. Bancorp
Junior Subordinated Notes
Debentures
Stock Purchase Contracts
Preferred Stock
Guarantees
Senior Notes
Subordinated Notes
Common Stock
Depositary Shares
Debt Warrants
Equity Warrants
Units
USB Capital IX
Normal ITS
Stripped ITS
Capital ITS
        The securities of each class may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.
      These securities will be our equity securities or unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or nonbank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
      This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
The date of this prospectus is March 10, 2006.

Page
Item	Number

Where You Can Find More Information	1

Validity of Securities	1

Experts	2
Restated Certificate of Trust of USB Capital IX
Form of Amended and Restated Trust Agreement
Form of Guarantee Agreement
Opinion and Consent of Richards, Layton & Finger, P.A.
Consent of Independent Registered Public Accounting Firm
Form T-1 Statement of Eligibility - Amended and Restated Trust Agreement
Form T-1 Statement of Eligibility - Guarantee Agreement

i

      The words “USB,” “Company,” “we,” “our,” “ours” and “us” refer to U.S. Bancorp and its subsidiaries, unless otherwise stated.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.
      The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we or any underwriters sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2005; and

•	Current Reports on Form 8-K filed on January 17, 2006 (two reports) and February 1, 2006 (on Form 8-K/A).
      You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
U.S. Bancorp
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attn: Investor Relations Department
(612) 303-0799 or (866) 775-9668
      The trust has no separate financial statements. The statements would not be material to holders of the securities because the trust has no independent operations.
VALIDITY OF SECURITIES
      Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by our counsel, Squire, Sanders & Dempsey L.L.P., Cincinnati, Ohio. Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for the trust, will pass on some legal matters for the trust. Squire, Sanders & Dempsey L.L.P. will rely on the opinion of Richards, Layton & Finger, P.A., Wilmington, Delaware as to matters of Delaware law regarding the trust. Any underwriters will be represented by their own legal counsel.

1

EXPERTS
      Our financial statements as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports which are incorporated by reference in this prospectus. Such financial statements and management’s assessment are incorporated in reliance upon the reports of such firm given on its authority as experts in accounting and auditing.

2

U.S. Bancorp
Junior Subordinated Notes
Debentures
Stock Purchase Contracts
Preferred Stock
Guarantees
Senior Notes
Subordinated Notes
Common Stock
Depositary Shares
Debt Warrants
Equity Warrants
Units
USB Capital IX
Normal ITS
Stripped ITS
Capital ITS

PROSPECTUS

March 10, 2006.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 15. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.
     Article Eighth of U.S. Bancorp’s Restated Certificate of Incorporation, as amended, provides that a director will not be personally liable to U.S. Bancorp or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to U.S. Bancorp or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under the Delaware statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions or (4) for any transaction for which the director derived an improper personal benefit.
     The bylaws of U.S. Bancorp provide that the officers and directors of U.S. Bancorp and certain others will be indemnified to substantially the same extent permitted by Delaware law.
     U.S. Bancorp maintains a standard policy of officers’ and directors’ insurance.
     The trust agreement for USB Capital IX, filed as Exhibit 4.15 to this Registration Statement, provides for broad indemnification of the trustees of the trust and the officers and directors of such trustees.

Item 16. Exhibits.
     The exhibits filed as a part of this Registration Statement are as follows:

Exhibits
1.1	Proposed form of Distribution Agreement with respect to certain debt securities (incorporated by reference to Exhibit 1.2 to U.S. Bancorp’s Registration Statement on Form S-3 (File No. 33-58521)).

1.2	Underwriting Agreement.*

4.1.1	Restated Certificate of Incorporation of U.S. Bancorp, as amended through May 5, 2005 (incorporated by reference to Exhibit 3.1 to U.S. Bancorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005).

4.1.2	Certificate of Designations with respect to Series A Non-Cumulative Perpetual Preferred Stock.*

4.2	Indenture dated as of October 1, 1991 between U.S. Bancorp and Citibank, N.A., as Senior Trustee (incorporated by reference to Exhibit 4.1 to U.S. Bancorp’s Current Report on Form 8-K dated November 12, 1991).

4.3	Indenture dated as of October 1, 1991 between U.S. Bancorp and Citibank, N.A., as Subordinated Trustee, as amended by the First Supplemental Indenture dated as of April 1, 1993 (incorporated by reference to Exhibit 4.2 to U.S. Bancorp’s Current Report on Form 8-K dated November 12, 1991 and Exhibit 4.1 to U.S. Bancorp’s Current Report on Form 8-K dated April 26, 1993).

4.4.1	Junior Subordinated Indenture dated as of April 28, 2005, between U.S. Bancorp and Delaware Trust Company, National Association, as original Junior Subordinated Trustee (incorporated by reference to Exhibit 4.2.3 to U.S. Bancorp’s Registration Statement on Form S-3 (File No. 333-124535)).

4.4.2	First Supplemental Indenture to Junior Subordinated Indenture dated as of August 3, 2005 between U.S. Bancorp and Delaware Trust Company, National Association, as original Junior Subordinated Trustee (incorporated by reference to Exhibit 4.2 to U.S. Bancorp’s Registration Statement on Form 8-A (File No. 01-06880)).

4.4.3	Second Supplemental Indenture to Junior Subordinated Indenture dated as of December 29, 2005 among U.S. Bancorp, Delaware Trust Company, National Association, as original Junior Subordinated Trustee and Wilmington Trust Company, as successor Junior Subordinated Trustee (incorporated by reference to Exhibit 4.1 to U.S. Bancorp’s Current Report on Form 8-K dated December 29, 2005).

4.4.4	Third Supplemental Indenture to Junior Subordinated Indenture between U.S. Bancorp and Wilmington Trust Company, as successor Junior Subordinated Trustee.*

4.5	Indenture dated as of December 9, 2005 among U.S. Bancorp, Citibank, N.A., as Trustee and U.S. Bank Trust National Association, as Authenticating Agent.**

4.6	Registration Rights Agreement dated as of December 9, 2005 by and among U.S. Bancorp, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.**

4.7	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to U.S. Bancorp’s registration statement on Form S-8 dated August 1, 1997).

4.8	Form of Floating Rate Convertible Senior Debentures due 2035 (included in exhibit 4.5).

4.9	Form of Debt Securities Warrant Agreement (incorporated by reference to Exhibit 4.5 to U.S. Bancorp’s Registration Statement on Form S-3 (File No. 33-39303)).

4.10	Form of Debt Securities Warrant Certificate (included in Exhibit 4.9).

4.11	Form of Deposit Agreement (incorporated by reference to Exhibit 4.8 to U.S. Bancorp’s Registration Statement on Form S-3 (File No. 333-1455)).

4.12	Form of Equity Securities Warrant Agreement (incorporated by reference to Exhibit 4.15 to U.S. Bancorp’s Registration Statement on Form S-3 (File No. 333-124535)).

4.13	Form of Equity Securities Warrant Certificate (included in Exhibit 4.12).

4.14	Restated Certificate of Trust of USB Capital IX.***

4.15	Trust Agreement of USB Capital IX (incorporated by reference to Exhibit 4.4.3 to U.S. Bancorp’s Registration Statement on Form S-3 (File No. 333-124535)).

4.16	Form of Amended and Restated Trust Agreement among U.S. Bancorp, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein.***

4.17	Stock Purchase Contract Agreement between U.S. Bancorp and USB Capital IX, acting through Wilmington Trust Company, as Property Trustee.*

4.18	Form of Guarantee Agreement by and between U.S. Bancorp, as Guarantor, and Wilmington Trust Company, as Guarantee Trustee.***

4.19	Form of Junior Subordinated Note (included in Exhibit 4.4.4).

4.20	Form of Normal ITS Certificate (included in Exhibit 4.16)

4.21	Form of Stripped ITS Certificate (included in Exhibit 4.16)

4.22	Form of Capital ITS Certificate (included in Exhibit 4.16)

5.1	Opinion and consent of Squire, Sanders & Dempsey L.L.P.**

5.2	Opinion and Consent of Richards, Layton & Finger, P.A.***

8.1	Tax Opinion of Squire, Sanders & Dempsey L.L.P.*

10.1	Collateral Agreement among U.S. Bancorp, U.S. Bank National Association, as Collateral Agent, Custodial Agent, Securities Intermediary and Securities Registrar, and USB Capital IX, acting through Wilmington Trust Company, as Property Trustee.*

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2005).

23.1	Consent of Ernst & Young LLP.***

23.2	Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5.1 and 8.1).

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).

24	Powers of Attorney.**

25.1	Form T-1 Statement of Eligibility of Citibank, N.A. to act as Senior Trustee and Subordinated Trustee under the Senior Indenture and the Subordinated Indenture, respectively.**

25.2	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as Trustee with respect to the Junior Subordinated Indenture.**

25.3	Form T-1 Statement of Eligibility of Citibank, N.A., to act as Trustee with respect to the Indenture dated December 9, 2005.**

25.4	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as Trustee with respect to the Amended and Restated Trust Agreement.***

25.5	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as Trustee with respect to the Guarantee Agreement.***

*	To be subsequently filed by an amendment to the Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**	Previously filed.

***	Filed herewith.

Item 17. Undertakings.
     Each of the undersigned registrants hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (17 C.F.R. § 424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
      Provided, however, That:
     (A) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 (17 C.F.R. § 239.13) or Form F-3 (17 C.F.R. § 239.33) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by any of the registrants pursuant to Rule 424(b)(3) (17 C.F.R. § 230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. § 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 C.F.R. § 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuers and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrants undertake that in a primary offering of the applicable registrant’s securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the applicable undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of any of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424 (17 C.F.R. § 230.424);
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of any of the undersigned registrants or used or referred to by any of the undersigned registrants;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about any of the undersigned registrants or their securities provided by or on behalf of any of the undersigned registrants; and
     (iv) Any other communication that is an offer in the offering made by any of the undersigned registrants to the purchaser.
     Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     Each of the undersigned registrants hereby undertakes to file applications for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-132297) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 10, 2006.

U.S. Bancorp

By:	/s/ Jerry A. Grundhofer

Jerry A. Grundhofer
Chief Executive Officer
(principal executive officer)
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-132297) has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jerry A. Grundhofer Jerry A. Grundhofer	Chief Executive Officer and Director (principal executive officer)	March 10, 2006

/s/ David M. Moffett David M. Moffett	Vice Chairman and Chief Financial Officer (principal financial officer)	March 10, 2006

/s/ Terrance R. Dolan Terrance R. Dolan	Executive Vice President and Controller (principal accounting officer)	March 10, 2006

/s/ Victoria Buyniski Gluckman* Victoria Buyniski Gluckman	Director	March 10, 2006

/s/ Arthur D. Collins, Jr.* Arthur D. Collins, Jr.	Director	March 10, 2006

/s/ Peter H. Coors* Peter H. Coors	Director	March 10, 2006

/s/ Joel W. Johnson* Joel W. Johnson	Director	March 10, 2006

/s/ Jerry W. Levin* Jerry W. Levin	Director	March 10, 2006

/s/ David B. O’Maley* David B. O’Maley	Director	March 10, 2006

/s/ O’dell M. Owens, M.D., M.P.H.* O’dell M. Owens, M.D., M.P.H	Director	March 10, 2006

Signature	Title	Date

/s/ Richard G. Reiten* Richard G. Reiten	Director	March 10, 2006

/s/ Craig D. Schnuck* Craig D. Schnuck	Director	March 10, 2006

/s/ Warren R. Staley* Warren R. Staley	Director	March 10, 2006

/s/ Patrick T. Stokes* Patrick T. Stokes	Director	March 10, 2006

*By /s/ Terrance R. Dolan Terrance R. Dolan Attorney-in-fact	Attorney-in-fact for the persons indicated above with an *
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, USB Capital IX certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No 1. to the Registration Statement (File No. 333-132297) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota, on March 10, 2006.

USB CAPITAL IX

By: U.S. Bancorp, as Depositor

By:	/s/ Lee R. Mitau

Lee R. Mitau

INDEX TO EXHIBITS

Exhibits
1.1	Proposed form of Distribution Agreement with respect to certain debt securities (incorporated by reference to Exhibit 1.2 to U.S. Bancorp’s Registration Statement on Form S-3 (File No. 33-58521)).

1.2	Underwriting Agreement.*

4.1.1	Restated Certificate of Incorporation of U.S. Bancorp, as amended through May 5, 2005 (incorporated by reference to Exhibit 3.1 to U.S. Bancorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005).

4.1.2	Certificate of Designations with respect to Series A Non-Cumulative Perpetual Preferred Stock.*

4.2	Indenture dated as of October 1, 1991 between U.S. Bancorp and Citibank, N.A., as Senior Trustee (incorporated by reference to Exhibit 4.1 to U.S. Bancorp’s Current Report on Form 8-K dated November 12, 1991).

4.3	Indenture dated as of October 1, 1991 between U.S. Bancorp and Citibank, N.A., as Subordinated Trustee, as amended by the First Supplemental Indenture dated as of April 1, 1993 (incorporated by reference to Exhibit 4.2 to U.S. Bancorp’s Current Report on Form 8-K dated November 12, 1991 and Exhibit 4.1 to U.S. Bancorp’s Current Report on Form 8-K dated April 26, 1993).

4.4.1	Junior Subordinated Indenture dated as of April 28, 2005, between U.S. Bancorp and Delaware Trust Company, National Association, as original Junior Subordinated Trustee (incorporated by reference to Exhibit 4.2.3 to U.S. Bancorp’s Registration Statement on Form S-3 (File No. 333-124535)).

4.4.2	First Supplemental Indenture to Junior Subordinated Indenture dated as of August 3, 2005 between U.S. Bancorp and Delaware Trust Company, National Association, as original Junior Subordinated Trustee (incorporated by reference to Exhibit 4.2 to U.S. Bancorp’s Registration Statement on Form 8-A (File No. 01-06880)).

4.4.3	Second Supplemental Indenture to Junior Subordinated Indenture dated as of December 29, 2005 among U.S. Bancorp, Delaware Trust Company, National Association, as original Junior Subordinated Trustee and Wilmington Trust Company, as successor Junior Subordinated Trustee (incorporated by reference to Exhibit 4.1 to U.S. Bancorp’s Current Report on Form 8-K dated December 29, 2005).

4.4.4	Third Supplemental Indenture to Junior Subordinated Indenture between U.S. Bancorp and Wilmington Trust Company, as successor Junior Subordinated Trustee.*

4.5	Indenture dated as of December 9, 2005 among U.S. Bancorp, Citibank, N.A., as Trustee and U.S. Bank Trust National Association, as Authenticating Agent.**

4.6	Registration Rights Agreement dated as of December 9, 2005 by and among U.S. Bancorp, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.**

4.7	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to U.S. Bancorp’s registration statement on Form S-8 dated August 1, 1997).

4.8	Form of Floating Rate Convertible Senior Debentures due 2035 (included in exhibit 4.5).

4.9	Form of Debt Securities Warrant Agreement (incorporated by reference to Exhibit 4.5 to U.S. Bancorp’s Registration Statement on Form S-3 (File No. 33-39303)).

4.10	Form of Debt Securities Warrant Certificate (included in Exhibit 4.9).

4.11	Form of Deposit Agreement (incorporated by reference to Exhibit 4.8 to U.S. Bancorp’s Registration Statement on Form S-3 (File No. 333-1455)).

4.12	Form of Equity Securities Warrant Agreement (incorporated by reference to Exhibit 4.15 to U.S. Bancorp’s Registration Statement on Form S-3 (File No. 333-124535)).

4.13	Form of Equity Securities Warrant Certificate (included in Exhibit 4.12).

4.14	Restated Certificate of Trust of USB Capital IX.***

4.15	Trust Agreement of USB Capital IX (incorporated by reference to Exhibit 4.4.3 to U.S. Bancorp’s Registration Statement on Form S-3 (File No. 333-124535)).

4.16	Form of Amended and Restated Trust Agreement among U.S. Bancorp, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein.***

4.17	Stock Purchase Contract Agreement between U.S. Bancorp and USB Capital IX, acting through Wilmington Trust Company, as Property Trustee.*

4.18	Form of Guarantee Agreement by and between U.S. Bancorp, as Guarantor, and Wilmington Trust Company, as Guarantee Trustee.***

4.19	Form of Junior Subordinated Note (included in Exhibit 4.4.4).

4.20	Form of Normal ITS Certificate (included in Exhibit 4.16)

4.21	Form of Stripped ITS Certificate (included in Exhibit 4.16)

4.22	Form of Capital ITS Certificate (included in Exhibit 4.16)

5.1	Opinion and Consent of Squire, Sanders & Dempsey L.L.P.**

5.2	Opinion and Consent of Richards, Layton & Finger, P.A.***

8.1	Tax Opinion of Squire, Sanders & Dempsey L.L.P.*

10.1	Collateral Agreement among U.S. Bancorp, U.S. Bank National Association, as Collateral Agent, Custodial Agent, Securities Intermediary and Securities Registrar, and USB Capital IX, acting through Wilmington Trust Company, as Property Trustee.*

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2005).

23.1	Consent of Ernst & Young LLP.***

23.2	Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5.1 and 8.1).

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).

24	Powers of Attorney.**

25.1	Form T-1 Statement of Eligibility of Citibank, N.A. to act as Senior Trustee and Subordinated Trustee under the Senior Indenture and the Subordinated Indenture, respectively.**

25.2	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as Trustee with respect to the Junior Subordinated Indenture.**

25.3	Form T-1 Statement of Eligibility of Citibank, N.A., to act as Trustee with respect to the Indenture dated December 9, 2005.**

25.4	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as Trustee with respect to the Amended and Restated Trust Agreement.***

25.5	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as Trustee with respect to the Guarantee Agreement.***

*	To be subsequently filed by an amendment to the Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**	Previously filed.

***	Filed herewith.